Exhibit 99.2

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of August 16, 2006 (this “Amendment”), is entered into by Ferrellgas Receivables, LLC, a Delaware limited liability company (“Seller”), Ferrellgas, L.P., a Delaware limited partnership (“Ferrellgas”), as initial Servicer (the initial Servicer together with Seller, the “Seller Parties” and each a “Seller Party”), JPMorgan Chase Bank, N.A. (“JPMorgan Chase” and, together with its successors and assigns hereunder that become Committed Purchasers, the “Financial Institutions”), Jupiter Securitization Company, LLC (f/k/a Jupiter Securitization Corporation, “Jupiter”), Fifth Third Bank (“Fifth Third”), and JPMorgan Chase Bank, N.A., as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”) with respect to the Second Amended and Restated Receivables Purchase Agreement dated as of June 6, 2006 among the parties (the “Existing Agreement”). The Existing Agreement, as amended hereby, is hereinafter referred to as the “Agreement.” Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in Exhibit I to the Existing Agreement.

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Existing Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

1.1. All references in the Existing Agreement to “Jupiter Securitization Corporation” are hereby replaced with “Jupiter Securitization Company, LLC”.

1.2. Section 9.1(k) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

(k) As of the last day of any Measurement Period ending during the periods specified in the table below, the average of the three Measurement Periods then most recently ended for the Outstanding Balance of all Receivables included in the Purchaser Interests (regardless of whether they are Eligible Receivables on the date of determination) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment shall exceed the percentage specified in the table below opposite such period:

Applicable
Period in Which Measurement Period Ends	Percentage
6/1/06-7/31/06	25.00%

8/1/06-9/30/06	27.00%

10/1/06-11/30/06	25.00%

12/1/06-12/31/06	18.50%

1/1/07-5/31/07 and 12/1-5/1 of any year thereafter	16.50%

6/1/07-11/30/07 and 6/1-11/30 of any year thereafter	25.00%

2. Representations and Warranties. In order to induce the other parties hereto to enter into this Amendment, each of the Buyer and the Originator hereby represents and warrants to each of the other parties hereto as follows:

(a) The execution and delivery by such party of this Amendment, and the performance of its obligations under the Agreement as amended hereby, are within such party’s organizational powers and authority and have been duly authorized by all necessary organizational action on its part;

(b) This Amendment has been duly executed and delivered by such party, and the Agreement, as amended hereby, constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and

(c) As of the date hereof, no event has occurred and is continuing that will constitute a Termination Event or a Potential Termination Event.

3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon execution by each of the parties of counterparts hereof and delivery of such executed counterparts to the Agent.

4. Miscellaneous.

(a) CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(c) Ratification of Agreement. Except as expressly amended hereby, the Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

FERRELLGAS RECEIVABLES, LLC

By:

Name: Title:	Kevin T. Kelly Senior Vice President and Chief Financial Officer

FERRELLGAS, L.P.

By: Ferrellgas, Inc., its General Partner

By:

Name: Title:	Kevin T. Kelly Senior Vice President and Chief Financial Officer

JUPITER SECURITIZATION COMPANY, LLC

By: JPMorgan Chase Bank, N.A., as attorney-in-fact

By:

Mark J. Connor
Vice President

JPMORGAN CHASE BANK, N.A.,

Individually as a Financial Institution and as Agent

By:

Name: Title:	Mark J. Connor Vice President

FIFTH THIRD BANK

By:

Name: Title:	Brian Gardner Vice President